SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


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    Pursuant to Rule 14a-11(c) or Rule 14a-12


                               EPIX Medical, Inc.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                              EPIX MEDICAL, INC.

                               71 Rogers Street
                        Cambridge, Massachusetts 02142
                                (617) 499-1400

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 20, 1997

   Notice is hereby given that the 1997 Annual Meeting of Stockholders of EPIX Medical, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 20, 1997, at 10:00 a.m. at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, to consider and act upon the following matters:

   1. To elect two (2) members of the Board of Directors;

   2. To approve amendments to the Company's 1992 Equity Incentive Plan to increase the number of shares of the Company's common stock as to which awards may be granted under such plan by 500,000 shares and to limit the number of shares of the Company's common stock that may be subject to awards that may be granted under such plan to any individual in any fiscal year to 300,000 shares; and

   3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on April 22, 1997 will be entitled to vote at the meeting.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                            By order of the Board of Directors,


                                            Michael D. Webb
                                            Secretary


Cambridge, Massachusetts
April 30, 1997

                              EPIX MEDICAL, INC.

                               71 Rogers Street
                        Cambridge, Massachusetts 02142
                                (617) 499-1400

                               PROXY STATEMENT

                             GENERAL INFORMATION

   This Proxy Statement, with the enclosed proxy card, is being furnished on behalf of the Board of Directors of EPIX Medical, Inc. (the "Company") for use at the Company's 1997 Annual Meeting of Stockholders to be held on Friday, June 20, 1997, at 10:00 a.m. at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, and at any adjournments thereof (the "Meeting").

   When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

   This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 30, 1997.

                     VOTING SECURITIES AND VOTES REQUIRED

   Holders of the Company's common stock, $0.01 par value per share ("Common Stock"), of record on the books of the Company at the close of business on April 22, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 8,678,294 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

   The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Pursuant to the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws (the "By-laws"), the directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

   The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote is required to approve the proposed amendments to the Company's 1992 Equity Incentive Plan (the "Equity Plan"). Broker non-votes will not be counted as present, or represented, and entitled to vote for these purposes and, therefore, will not affect the outcome of the vote. Abstentions will be counted as present, or represented, and entitled to vote and, accordingly, will have the effect of negative votes.

                               SHARE OWNERSHIP

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1997 by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group:

                                                            Shares of Common Stock
                                                            Beneficially Owned (1)
                                                           -----------------------
Beneficial Owner                                               Shares       Percent
----------------                                           ------------ ----------
Bessemer Venture Partners III
  L.P. and certain related persons (2)                       1,809,385      20.8%
 Bessemer Venture Partners
  1025 Old Country Road
  Suite 205
  Westbury, NY 11590

Accel IV L.P. and certain related persons (3)                1,697,093      19.5%
 One Embarcadero Center
  Suite 3820
  San Francisco, CA 94111

Daiichi Radioisotope Laboratories, Ltd. (4)                    578,885       6.7%
 17-10, Kyobashi 1-chome Chuo-ku
 Tokyo, 104 Japan

Affiliates of Advent International Corporation (5)             455,019       5.2%
 101 Federal Street
 Boston, MA 02110

Randall B. Lauffer, Ph.D. (6)                                1,266,664      14.6%

Michael D. Webb (7)                                            171,845       2.0%

James E. Smith, Ph.D. (8)                                       58,666         *

E. Kent Yucel, M.D. (9)                                         33,334         *

Susan M. Flint (10)                                             22,667         *

Christopher F.O. Gabrieli (11)                               1,809,385      20.8%

Luke B. Evnin, Ph.D. (12)                                    1,697,093      19.5%

Stanley T. Crooke, M.D., Ph.D.                                  11,041         *

All current executive officers and directors as a group
  (10 persons)(13)                                           5,109,494      57.1%


 -----------------

* Indicates less than 1%.

 (1) The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of Common Stock issuable pursuant to the outstanding options and warrants that may be exercised within the 60-day period following April 1, 1997.


 (2) Consists of 1,525,520 shares and a warrant to purchase 13,333 exercisable within the 60-day period following April 1, 1997 held by Bessemer Venture Partners III L.P. and an aggregate amount of 270,532 shares held by BVP III Special Situations L.P. and certain persons and entities related to Bessemer Venture Partners III L.P. as to which Bessemer Venture Partners III L.P. has voting and investment control, including 99,127 shares owned by Christopher F.O. Gabrieli and 6,761 shares held by the Gabrieli Family Foundation, of which Mr. Gabrieli is President.

     William T. Burgin, Robert H. Buescher, Christopher F.O. Gabrieli, G. Felda Hardymon and David J. Cowan are the voting General Partners of Deer III & Co., the General Partner of Bessemer Venture Partners III L.P. and BVP III Special Situations L.P. and disclaim beneficial ownership of shares and the warrant held by Bessemer Venture Partners III L.P. and shares held by BVP III Special Situations L.P. except to the extent of their partnership interest.


 (3) Consists of an aggregate amount of 1,683,761 shares and warrants to purchase an aggregate amount of 13, 332 shares exercisable within the 60-day period following April 1, 1997 held by Accel IV L.P., Accel Investors '93 L.P., Ellmore C. Patterson Partners, Accel Keiretsu L.P., Prosper Partners and certain persons and entities related to Accel IV L.P., including 17,860 shares owned by Luke B. Evnin. Accel IV Associates L.P. is the General Partner of Accel IV L.P. and has voting and investment control over the shares held by Accel IV L.P. Arthur C. Patterson, James R. Swartz, James W. Breyer, Paul H. Klingenstein, Luke
     B. Evnin, Eugene D. Hill, III, G. Carter Sednaoui and the Swartz Family Partnership L.P. are the General Partners of Accel IV Associates L.P. Messrs. Patterson, Swartz, Klingenstein, Breyer, Evnin and Sednaoui are the General Partners of Accel Investors '93 L.P. and have voting and investment control over shares held by Accel Investors '93 L.P. Mr. Patterson is the sole General Partner of Ellmore C. Patterson Partners and has voting and investment control over shares held by Ellmore C. Patterson Partners. Accel Partners & Co. L.P. is the General Partner of Accel Keiretsu L.P. and has voting and investment control over shares held by Accel Keiretsu L.P. Messrs. Patterson and Swartz are the co-owners and partners of Accel Partners & Co. L.P. Messrs. Klingenstein and Sednaoui are the attorneys-in-fact for Prosper Partners and disclaim beneficial ownership of shares held by Prosper Partners.


 (4) Osamu Ikeda, M.D., President and Chief Executive Officer of Daiichi Radioisotope Laboratories, Ltd., has voting and investment control over these shares.

 (5) Includes shares held by the following venture capital funds managed by Advent International Corporation: Rovent II Limited Partnership, Advent Performance Materials Limited Partnership, Adwest Limited Partnership and Advent Partners Limited Partnership. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power with respect to all shares held by these funds. Advent International Corporation exercises its voting and investment power through a group of three persons, none of whom may act independently and a majority of whom must act in concert to exercise voting or investment power over the beneficial holdings of such entity. Therefore, no individual in this group is deemed to share voting or investment power.

 (6) Includes 26,666 shares held by Dr. Lauffer's wife and 16,000 shares held in a trust for the benefit of Dr. Lauffer's children as to which Dr. Lauffer disclaims beneficial ownership. Also includes 1,000,000 shares held by a trust for the benefit of Dr. Lauffer as to which shares Dr. Lauffer has voting and investment control.

 (7) Includes 97,679 shares subject to options exercisable within the 60-day period following April 1, 1997.


 (8) Consists of shares subject to options exercisable within the 60-day period following April 1, 1997.


 (9) Consists of shares subject to options exercisable within the 60-day period following April 1, 1997.

(10) Consists of shares subject to options exercisable within the 60-day period following April 1, 1997.


(11) See footnote (2) above. Mr. Gabrieli disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein or with respect to shares held in his name.


(12) See footnote (3) above. Dr. Evnin disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in shares held by Accel IV L.P. and Accel Investors '93 L.P. or with respect to shares held in his name.


(13) See footnotes (2), (3) and (6)-(12) above. Includes an additional 36,666 shares subject to options exercisable within the 60-day period following April 1, 1997.

                                 PROPOSAL 1:
                            ELECTION OF DIRECTORS

   In accordance with Section 2 of Article II of the By-laws, the Board has fixed the number of directors to constitute the full Board for the ensuing year at five. At the Meeting, two Class I directors will be elected to hold office for three years until their respective successors are duly elected and qualified. The Board has nominated Randall B. Lauffer and Luke B. Evnin for election for a term of office expiring in 2000. Each of the nominees is currently a director of the Company and has consented to be nominated and to serve if elected. In the event either of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of the full term.

   The following table contains certain information about nominees for election to the Board for directors and each other person whose term of office as a director will continue after the Meeting.

                                                                                                                    Present
                                                                                                         Director    Term
Name and Age                     Business Experience and Other Directorships                               Since    Expires
-------------                    -------------------------------------------                             --------   -------
Nominees for Directors:
  Class I Directors
Luke B. Evnin, Ph.D.*#           Dr. Evnin is a General Partner at Accel Partners, a venture capital        1994     1997
  (age 33)                       firm, where he has been involved in the firm's biomedical investing activities since September 1990. He currently serves on the boards of directors of several private companies.
Randall B. Lauffer, Ph.D.        Dr. Lauffer, the Chief Scientific Officer of the Company, founded          1988     1997
  (age 39)                       the Company in November 1988 and served as Chief Executive Officer of the Company until December 1994, as Chairman of the Board until
                                 October 1996 and as Secretary until November 1996. From November
                                 1983 to March 1992, Dr. Lauffer was a member of the faculty of Harvard
                                 Medical School, serving most recently as Assistant Professor of
                                 Radiology from 1987 to 1992. During this time he was also Director of the NMR Contrast Media Laboratory at Massachusetts General Hospital
                                 as well as an NIH Postdoctoral Fellow and an NIH New Investigator.
Continuing Directors:
  Class II Director
Stanley T. Crooke, M.D., Ph.D.*  Dr. Crooke has served as Chairman and Chief Executive Officer of           1996     1998
  (age 52)                       Isis Pharmaceuticals Inc., a pharmaceuticals company, since January
                                 1989. Dr. Crooke serves on the boards of directors of GeneMedicine,
                                 Inc., Sibia Neuroscience, Inc. and the Biotechnology Industry
                                 Organization.                                                              1996     1998

                                                                                                                    Present
                                                                                                         Director    Term
Name and Age                     Business Experience and Other Directorships                               Since    Expires
-------------                    -------------------------------------------                             --------   -------
 Class III Directors
Christopher F.O. Gabrieli*#      Mr. Gabrieli is Chairman of the Board of the Company. Since September      1994       1999
  (age 37)                       1986, Mr. Gabrieli has been a General Partner at Deer II & Co.,
                                 Deer III & Co. and Deer IV & Co., the General Partners of Bessemer
                                 Venture Partners II L.P., Bessemer Venture Partners III L.P. and
                                 Bessemer Venture Partners IV L.P., affiliated venture capital partnerships, where he is responsible for the firm's venture capital investment activities in healthcare and the life sciences. He is a director of Isis Pharmaceuticals, Inc., where he was a co-founder,
                                 Opta Food Ingredients, Inc. and several privately held health care companies.
Michael D. Webb                  Mr. Webb has served as President and Chief Executive Officer of           1994      1999
  (age 38)                       the Company since December 1994 and as Secretary of the Company since November 1996. Mr. Webb worked for Ciba-Corning Diagnostics,
                                 Inc., a medical instrumentation and diagnostic products company, from April 1989 to December 1994, most recently as Senior Vice
                                 President, Worldwide Marketing and Strategic Planning. From 1984
                                 to 1989, Mr. Webb was a senior consultant specializing in healthcare and life sciences at Booz, Allen & Hamilton, Inc., a consulting firm.

 -----------------

* Member of the Compensation Committee.

# Member of the Audit Committee.

   During the year ended December 31, 1996, the Board held four meetings. Each of the directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member. In addition, from time to time, the members of the Board of Directors and its committees may act by unanimous written consent pursuant to Delaware law in lieu of a meeting.

   The Audit Committee, which currently consists of Dr. Evnin and Mr. Gabriel, reviews with the Company's independent accountants the scope of the annual audit, discusses the adequacy of internal accounting controls and procedures, and performs general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee did not meet in 1996.

   The Compensation Committee currently consists of Drs. Crooke and Evnin and Mr. Gabrieli. The Compensation Committee's functions are to recommend to the full Board the amount, nature and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's equity incentive, stock option and stock purchase plans. The Compensation Committee held one meeting in 1996.

Director Compensation

   Directors receive no compensation for their service on the Board of Directors, except pursuant to the 1996 Director Stock Option Plan (the "Director Plan"). All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Director Plan. There are 66,666 shares of Common Stock reserved for issuance under the Director Plan. Upon the election or reelection of an Eligible Director, such director is automatically granted an option to purchase 6,665 shares of Common Stock. Each Eligible Director continuing in office after each annual meeting of stockholders is also automatically granted an option to purchase 6,665 shares of Common Stock. Options become exercisable with respect to 1,333 shares on each anniversary date of grant for a period of five years, provided that the optionee is still a director of the Company at the opening of business on such date. Each option has a term of ten years. The exercise price for each option is equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of Common Stock or a combination of both.

                            EXECUTIVE COMPENSATION

   The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of executive officers of the Company.

                       Compensation Committee Report on
                            Executive Compensation

   The Compensation Committee (the "Committee"), which currently consists of Mr. Christopher F.O. Gabrieli and Drs. Luke B. Evnin and Stanley T. Crooke, is responsible for the administration of the Company's compensation program for the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the summary compensation table below. The Committee is also responsible for administrating the Equity Plan. The Company's compensation programs are designed to provide a competitive level of total compensation which, at the Company's present stage of development, is heavily weighted toward equity incentive compensation linked to the Company's performance. This program includes base salary and both annual and long-term incentive compensation.

   Compensation Philosophy

     The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

   (bullet) attract, motivate and retain high caliber individuals who are responsible for leading the Company in achieving or exceeding corporation goals and to increase total return to stockholders;

   (bullet) provide a total compensation program where a significant portion of compensation is linked to the achievement of individual performance objectives as well as both short-term and long-term Company performance;

   (bullet) align the financial interests of the management team with those of the Company and its stockholders; and

   (bullet) emphasize reward for performance at the individual, team and Company levels.

   Base Salary

     Each fiscal year, the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys prepared by independent consultants, (ii) the responsibilities, scope and complexity of each position, (iii) the individual's tenure in the position and (iv) performance judgments as to each individual's past and expected future contributions. The performance of the companies surveyed is not considered by the Committee. The Chief Executive Officer recommends the base salary amount for each officer other than himself. The Committee then reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer.

   In general, the Committee reviews and fixes the base salary of the Chief Executive Officer based on comparable competitive compensation data as well as the Committee's assessment of such officer's past performance and its expectations as to such officer's future contributions in leading the Company. For 1996, the Chief Executive Officer's base salary remained the same as his base salary in 1995, $175,000, reflecting the Company's compensation philosophy of emphasizing equity incentive compensation.


   Annual Cash Short-Term Incentives

     The Company does not currently have a formal cash short-term incentive plan and generally does not pay cash bonuses to its executive officers except on a discretionary basis. The Committee may, in its discretion, award cash bonuses when it determines that the Company and its executive officers have made extraordinary accomplishments during the year. In establishing bonus amounts, the Committee generally considers the Company's accomplishments during the year as well as the performance of each officer in his or her respective area of accountability and each officer's respective contribution to the overall success of the Company. At the beginning of each year, the Board of Directors establishes objectives for the Company. After the completion of the year, the Committee reviews the attainment of corporate and individual objectives and, if deemed appropriate, may award bonuses based on the extent to which corporate objectives were met or exceeded and individual contributions to overall Company performance.



   The Company achieved several milestones in 1996, including: the consummation of a venture capital financing; the execution of collaboration agreements with Daiichi Radioisotope Laboratories, Ltd. for the development and commercialization of the Company's lead product candidate, MS-325, in Japan and with Mallinckrodt Inc. for the development and commercialization of MS-325 for the rest of the world; the filing of an Investigational Drug Application ("IND") for MS-325 with the U.S. Food and Drug Administration ("FDA"); the commencement of a Phase I clinical trial for MS-325 in the United States; and the filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission in connection with the Company's initial public offering. In recognition of the Chief Executive Officer's leadership in the achievement of these corporate milestones and his contributions to the Company, the Chief Executive Officer was awarded a bonus in the amount of $65,000.


   Equity-Based Long-Term Incentive Compensation

     Long-term incentives for the Company's employees are provided through stock option grants under the Company's Equity Plan, which are generally provided through initial stock option grants at the date of hire and periodic additional grants. The option grants are intended to motivate the executive officers to improve long-term Company performance and to align the financial interests of the management team with those of the Company and its stockholders. Awards take into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the named Executive Officers, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events determined by the Committee.

   In 1996, the Chief Executive Officer received options to purchase 83,333 shares of Common Stock at an exercise price of $5.25 per share. The shares subject to this option vest on August 7, 2005, provided that approximately 17% of such shares may vest upon the earlier achievement of each of the following milestones with respect to the development of MS-325 (or a clinically equivalent vascular agent, as determined by the Company's Board of Directors): (i) commencement of Phase III clinical trails; (ii) the first anniversary of the date of commencement of Phase III clinical trials; (iii) the second anniversary of the date of commencement of Phase III clinical trails; (iv) the first anniversary of the date of receipt of approval of a New Drug Application ("NDA"); and (v) the second anniversary of the date of receipt of approval of an NDA. Sixteen percent of the shares covered by the option may also vest earlier upon the date of receipt of approval of an NDA for MS-325 (or a clinically equivalent vascular agent, as determined by this Company's Board of Directors).

   Compensation Deductibility

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") on the Company's compensation programs. Section 162(m) of the Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1.0 million to a covered executive in any year cannot be deducted. Certain performance based compensation that has been approved by stockholders is not subject to the limit. The Company's policy is to qualify its executive officers' compensation for deductibility under applicable tax laws to the extent reasonable. The Board of Directors determined in April 1997 that it would be advisable to establish individual limits on the number of shares of Common Stock subject to options that may be granted to any individual in any fiscal year under the Equity Plan to qualify for the exclusion from the limitation on deductibility, and the Company is seeking stockholder approval for such limitation. See "Proposal 2: Amendments to 1992 Equity Incentive Plan." The Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

                                        By the EPIX Medical, Inc.
                                        Compensation Committee,


                                        Stanley T. Crooke
                                        Luke B. Evnin
                                        Christopher F.O. Gabrieli

                     Comparative Stock Performance Graph

   The following graph shows the cumulative stockholder return of the Company's Common Stock from January 30, 1997 (the first trading day for the Company's Common Stock) through March 31, 1997 as compared with that of the Nasdaq (U.S. Companies) Index and the Nasdaq Pharmaceutical Stocks Index. The graph assumes the investment of $100 in the Company's Common Stock and each of the comparison groups on January 30, 1997 and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

       Comparison of Cumulative Total Return Among EPIX Medical, Inc., Nasdaq (U.S. Companies) Index and Nasdaq Pharmaceutical Stocks Index

                                 [LINE CHART]

                                            1/30/97   2/28/97    3/31/97
       EPIX Medical, Inc.                   $100.00   $105.36     $94.64
       Nasdaq Stock Market (U.S.)           $100.00   $ 95.24     $89.04
       Nasdaq Pharm. Stocks                 $100.00   $101.54     $88.32

   The following table sets forth certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus for the year ended December 31, 1996 exceeded $100,000 (together, the "Named Executive Officers").



                           Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation     All Other
                                      Annual Compensation            Awards       Compensation
                                 ----------------------------------------------  ---------------
                                                                   Securities
                                                        Bonus      Underlying
Name and Principal Position      Year    Salary ($)     ($)(1)    Options (#)         ($)
 ------------------------------  ------------------- ----------- --------------  ---------------
Michael D. Webb                  1996     175,000       65,000       83,333              --
 President and Chief Executive   1995     175,000           --           --          30,000(2)
  Officer
James E. Smith, Ph.D.            1996     192,615(4)    63,000      139,999              --
 Executive Vice President,       1995      82,238(5)        --           --              --
  Research and Development (3)
Randall B. Lauffer, Ph.D.        1996     160,000           --           --           1,100(6)
 Chief Scientific Officer        1995     158,367           --           --           1,100(6)
E. Kent Yucel, M.D.              1996     132,637(8)     8,750      133,333              --
 Senior Vice President and       1995       1,500(9)        --       10,666              --
  Chief Medical Officer (7)
Susan M. Flint                   1996     107,500       44,800       16,666              --
 Vice President, Regulatory      1995      98,282(11)       --       46,666              --
  Affairs (10)


 -----------------

 (1) Bonuses were earned in the year indicated and are generally paid in the subsequent year.

 (2) Consists of payment made in connection with the commencement of employment with the Company.

 (3) Dr. Smith became an employee of the Company in February 1996. Prior thereto, he was engaged as a consultant to the Company.

 (4) Includes compensation in the amount of $37,200 paid by the Company for consulting services.

 (5) Consists of compensation paid by the Company for consulting services.

 (6) Consists of life insurance premiums paid by the Company on behalf of Dr. Lauffer on a policy for the benefit of Dr. Lauffer.

 (7) Dr. Yucel became an employee of the Company in June 1996. Prior thereto, he was engaged as a consultant to the Company.

 (8) Includes compensation in the amount of $59,720 paid by the Company for consulting services.

 (9) Consists of compensation paid by the Company for consulting services.

(10) Ms. Flint became an employee of the Company in April 1995. Prior thereto, she was engaged as a consultant to the Company.

(11) Includes compensation in the amount of $26,282 paid by the Company for consulting services.

   The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 by the Company to the Named Executive Officers.


                       Option Grants In Last Fiscal Year


                                                                                      Potential Realizable
                                                                                             Value
                                                Individual Grant                       at Assumed Annual
                           ---------------------------------------------------------         Rates
                             Number of      Percent of                                   of Stock Price
                             Securities    Total Options                                  Appreciation
                             Underlying     Granted to      Exercise or               for Option Term (1)
                              Options      Employees in     Base Price   Expiration  ---------------------
Name                        Granted (#)   Fiscal Year (%)    ($/share)      Date       5% ($)     10% ($)
-------------------------- ------------- ---------------- ------------- ------------  --------- ----------
Michael D. Webb               83,333(2)        11.1            5.250        8/7/06     275,140    697,260
James E. Smith, Ph.D         100,000(3)        13.3            0.825        2/1/06      51,884    131,484
                              33,333(4)         4.4            5.250        8/7/06     110,055    278,902
Randall B. Lauffer, Ph.D             0          --               --           --          --         --
E. Kent Yucel, M.D           133,333(5)        17.7            4.50        6/17/06     377,336    956,243
Susan M. Flint                16,666(6)         2.2            5.250        8/7/06      55,026    139,447

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.

(2) The option becomes exercisable as to 16.8% of the shares covered by such option:

    (bullet) upon the earlier of (i) commencement of Phase III clinical trials for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2005;

    (bullet) upon the earlier of (i) the first anniversary of the date of commencement of Phase III clinical trials for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2005;

    (bullet) upon the earlier of (i) the second anniversary of the date of commencement of Phase III clinical trials for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2005;

    (bullet) upon the earlier of (i) the first anniversary of the date of receipt of NDA approval for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2005; and

    (bullet) upon the earlier of (i) the second anniversary of the date of receipt of NDA approval for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2005.

    The option also becomes exercisable as to 16% of the shares covered by such option upon the earlier of (i) the date of receipt of NDA approval for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2005.


(3) The option became exercisable as to 16% of the shares covered by such option on each of February 23, 1996 and 1997. The option also became exercisable as to 20% of the shares on August 21, 1996 (30 days after the receipt by the FDA of the Company's MS-325 IND filing for MS-325). The option becomes exercisable as to 16% of the shares covered by such option on February 23 of each of 1998, 1999 and 2000.


(4) The option becomes exercisable as to 50% of the shares covered by such option upon the earlier of (i) commencement of Phase III clinical trials for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2004. The option also becomes exercisable as to 50% of the shares covered upon the earlier of
    (i) receipt of NDA approval for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2004.

(5) The option became exercisable with respect to 16,667 shares on July 17, 1996. The option also became exercisable with respect to 16,667 shares on September 13, 1996 and becomes exercisable with respect to 16,667 shares on September 13 of each of 1997, 1998, 1999 and 2000. The option also becomes exercisable with respect to 16,666 shares:


    (bullet) upon the earlier of (i) commencement of Phase III clinical trials for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) June 13, 2005; and

    (bullet) upon the earlier of (i) the date of receipt of NDA approval for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) June 13, 2005.


(6) The option becomes exercisable as to 50% of the shares covered by such option upon the earlier of (i) commencement of Phase III clinical trials for MS-325 or a clinically equivalent vascular agent as determined by the Company's Board of Directors or (ii) August 7, 2004. The option also becomes exercisable as to 50% of the shares covered by such option upon the earlier of (i) receipt of NDA approval for MS-325 or a clinically equivalent vascular agent as determined by the Board of Directors or (ii) August 7, 2004.



   The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1996.



               Aggregated Option Exercises In Last Fiscal Year And
                          Fiscal Year-End Option Values

                                                      Number of Securities
                                                           Underlying
                                                           Unexercised             Value of Unexercised
                                                           Options at              In-The-Money Options
                           Shares                      Fiscal Year-End (#)      at Fiscal Year-End ($)(1)
                        Acquired on      Value     ---------------------------  ---------------------------
Name                    Exercise (#)  Realized ($)   Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------- ------------- ------------- ---------------------------  ---------------------------
Michael D. Webb            33,333       268,197          105,179/241,955            846,270/1,547,105
James E. Smith, Ph.D           --            --            42,666/97,333              327,462/599,532
Randall B. Lauffer,            --            --                       --                           --
 Ph.D. (2)
E. Kent Yucel, M.D             --            --           35,467/108,532              149,707/465,487
Susan M. Flint                 --            --            14,667/48,665              118,012/311,632

 -----------------

(1) Based on the difference between the fair market value of the underlying shares of Common Stock on December 31, 1996 as determined by the Board of Directors and the option exercise price.

(2) Dr. Lauffer does not hold any stock options.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee currently consists of Drs. Crooke and Evnin and Mr. Gabrieli. Dr. Evnin is a General Partner of Accel Partners, a venture capital firm and a principal stockholder of the Company. Mr. Gabrieli is a General Partner of Deer II & Co., the General Partner of Bessemer Venture Partners III L.P., a principal stockholder of the Company. See "Stock Ownership" and "Certain Transactions."

                             CERTAIN TRANSACTIONS


   In May 1995, the Company issued convertible promissory notes to Bessemer Venture Partners III L.P., Accel IV L.P. and certain related persons in the aggregate principal amount of $1,500,000 bearing interest at a rate of 10% per annum and convertible into shares of Series C Convertible Preferred Stock at a conversion price of $4.54 per share (the "1995 Convertible Notes"). Mr. Gabrieli, Chairman of the Company, is a General Partner of Deer III & Co., the General Partner of Bessemer Venture Partners III L.P. See footnotes (2) and (11) to the table set forth under "Share Ownership." Dr. Evnin, a director of the Company, is a General Partner of Accel IV Associates L.P., the General Partner of Accel IV L.P. See footnotes (3) and (12) to the table set forth under "Share Ownership."

   In November and December 1995, Accel IV L.P., Bessemer Venture Partners III L.P. and certain related persons made bridge loans to the Company in an aggregate principal amount of $1,200,000 in exchange for promissory notes bearing interest at a rate of 10% per annum and convertible into shares of the Company's securities in the Company's next permanent equity financing (the "1995 Bridge Notes").

   In January 1996, the 1995 Convertible Notes were amended and restated (the "Amended 1995 Convertible Notes") to, among other things, change the conversion price to between $1.51 and $2.25 per share, depending on certain events of conversion. At such time, the Company also issued additional convertible promissory notes to the holders of the Amended 1995 Convertible Notes in an aggregate principal amount of $1,515,862 (the "1996 Convertible Notes") with the same terms as the Amended 1995 Convertible Notes in exchange for cash and the surrender of the 1995 Bridge Notes (including accrued interest thereon).

   In February 1996, Accel IV L.P., Bessemer Venture Partners III L.P. and certain related persons made bridge loans to the Company in the aggregate principal amount of $600,000 in exchange for promissory notes bearing interest at a rate of 10% per annum (the "1996 Bridge Notes").

   In March 1996, the Company entered into a Development and License Agreement with Daiichi. Pursuant to such agreement, the Company granted Daiichi an exclusive license to develop and market MS-325 in Japan in exchange for an up-front fee of $3.0 million and future milestone payments for up to an aggregate of $3.3 million and royalty payments on net sales of MS-325 in Japan. In addition, pursuant to the agreement with Daiichi, in May and August 1996, the Company sold an aggregate of 868,329 shares of Series E Convertible Preferred Stock to Daiichi (which converted into an aggregate amount of 578,886 shares of Common Stock upon the closing of this offering) at a price of $5.76 per share.

   In May 1996, the Company sold 1,700,002 shares of Series D Convertible Preferred Stock (which converted into 1,133,325 shares of Common Stock upon the closing of the Company's initial public offering) at a price of $3.00 per share (the "Series D Financing"). In connection with the Series D Financing, Accel IV L.P., Bessemer Venture Partners III L.P. and certain related persons surrendered their respective 1996 Bridge Notes as partial payment for their respective shares of Series D Preferred Stock and each received cash payments from the Company in the aggregate amount of $9,698 for accrued interest on their respective 1996 Bridge Notes. Through the Series D Financing, Accel IV L.P. and certain related persons purchased 266,668 shares (244,267 shares held by Accel IV L.P., 9,867 shares held by Accel Investors '93 L.P., 5,067 shares held by Accel Keiretsu L.P., 5,867 shares held by Ellmore C. Patterson Partners and 1,600 shares held by Prosper Partners), Bessemer Venture Partners III L.P. and certain related persons purchased 266,667 shares (213,696 shares held by Bessemer Venture Partners III L.P. and 40,983 shares held by certain related persons, including 9,990 shares held directly by Mr. Gabrieli and 1,998 shares held by the Gabrieli Family Foundation, of which Mr. Gabrieli is President), affiliates of Advent International Corporation purchased 666,667 shares (365,000 shares held by Rovent II Limited Partnership, 200,000 shares held by Advent Performance Materials Limited Partnership, 66,667 shares held by Adwest Limited Partnership and 35,000 shares held by Advent Partners Limited Partnership) and Fidelity Ventures Ltd. purchased 500,000 shares.

   Concurrently with the Series D Financing, Accel IV L.P., Bessemer Ventures Partners III L.P. and certain related persons converted the entire principal amount of their respective Amended 1995 Convertible Notes and 1996 Convertible

Notes, plus accrued interest, into 1,432,318 shares of Series C Convertible Preferred Stock (which converted into 954,872 shares of Common Stock upon the closing of the Company's initial public offering) as follows: 656,006 shares held by Accel IV L.P.; 26,498 shares held by Accel Investors '93 L.P.; 13,607 shares held by Accel Keiretsu L.P.; 15,755 shares held by Ellmore C. Patterson Partners; 4,296 shares held by Prosper Partners); 642,837 shares held by Bessemer Venture Partners III L.P.; and 43,386 shares held by certain persons related to Bessemer Venture Partners III L.P., including 25,328 shares held directly by Mr. Gabrieli and 4,605 shares held by the Gabrieli Family Foundation.

   In May 1996, the Company repurchased from Dr. Lauffer, a director and executive officer of the Company, 66,666 shares of Common Stock at a price per share of $4.05.

   In April 1996, the Company made a loan to Dr. Lauffer in the principal amount of $50,000 and bearing interest at the rate of 6.51% per annum (the Applicable Federal Rate for long term loans announced for such month) secured by a pledge of 14,814 shares of the Company's Common Stock held by Dr. Lauffer. As of March 31, 1997, the outstanding amount on this loan was $53,219.33. In May 1996, the Company made a loan to Dr. Lauffer in the principal amount of $180,000 bearing interest at the rate of 6.83% per annum (the Applicable Federal Rate for long term loans announced for May 1996) and secured by a pledge of 44,444 shares of the Company's Common Stock held by Dr. Lauffer. As of March 31, 1997, the outstanding amount on this loan was $190,273.07. Each of these loans is subject to acceleration upon the voluntary termination of Dr. Lauffer's employment, among other events.

   In February 1997, Bessemer Venture Partners III L.P. and certain persons and entities related to Bessemer Venture Partners III L.P. and Accel IV L.P. purchased an aggregate amount of 344,740 shares of the Company's Common Stock in connection with the Company's initial public offering on the same terms as sales to other investors in the offering at the initial public offering price per share of $7.00.

             PROPOSAL 2: AMENDMENTS TO 1992 EQUITY INCENTIVE PLAN

General

   The Equity Plan was originally adopted by the Company in July 1992. The Equity Plan was subsequently amended and restated, and the aggregate number of shares of Common Stock reserved for issuance thereunder is currently 1,599,901 shares (including shares subject to options already granted). The Equity Plan is designed to provide the Company flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain key employees of and consultants to the Company and to enable them to participate in the long-term growth of the Company.

Amendment

   In April 1997, the Board of Directors voted, subject to stockholder approval, to amend the Equity Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 500,000 shares to an aggregate of 2,099,901 shares, subject to adjustment for stock-splits and similar capital changes. The Company believes that this increase is necessary and appropriate to enable the Company to attract and retain the quality of employees and consultants whose services are considered essential to the Company's future progress, to encourage such employees' and consultants' ownership in the Company and to provide them with an incentive to remain as employees or consultants of the Company.

   In addition to the increase in the number of shares available for awards under the Equity Plan, the Board of Directors adopted, subject to stockholder approval, an amendment to the Equity Plan to limit the number of shares of Common Stock that may be subject to awards under the Equity Plan granted to any individual in any fiscal year to 300,000 shares. This amendment is intended to allow awards to executive officers under the Equity Plan to meet one of the requirements for exemption from the $1.0 million limit on deductibility of executive officer compensation imposed by Section 162(m) of the Code.

Administration and Eligibility

   The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock or stock units for the purchase of shares of Common Stock. Awards under the Equity

Plan can be granted to officers, employees and other individuals as determined by the Compensation Committee, each of whose members is a "disinterested person" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee administers the Equity Plan and selects the participants and establishes the terms and conditions of each option or other equity right granted under the Equity Plan, including the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. The Compensation Committee has adopted guidelines for the number of options awarded to each new employee of the Company, other than executive officers. The guidelines may be changed by the Compensation Committee at any time. Subject to certain limitations the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards to participants who are not subject to Section 16 of the Exchange Act. The Compensation Committee has authorized the Chief Executive Officer to grant options to purchase up to 20,000 shares of Common Stock each to such participants. In order to comply with the requirements of Rule 16b-3 under the Exchange Act, grants of awards made in 1997 under the Equity Plan to participants who are subject to Section 16 of the Exchange Act are made by the entire Board of Directors.

   The exercise price of all "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code granted under the Equity Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any ISO granted under the Equity Plan may not exceed ten years. The Company's standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable monthly over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events. See "Executive Compensation--Compensation Committee Report on Executive Compensation--Stock Options" and "--Option Grants in Last Fiscal Year."

   As of April 1, 1997, approximately 37 employees were eligible to participate in the Equity Plan. The closing price of the Company's Common Stock as reported on the Nasdaq National Market on April 3, 1997 was $6.00.

Equity Plan Activity

   As of April 1, 1997, options to purchase an aggregate of 1,517,318 shares of Common Stock had been granted under the Equity Plan, of which options to purchase 63,657 shares had been cancelled. Options to purchase 235,006 shares had been exercised as of such date. As of such date, 646,240 shares remained available for the granting of awards under the Equity Plan, including the 500,000 shares added by the amendment for which stockholder approval is being requested. No stock appreciation rights or awards other than option grants have been granted under the Equity Plan to date.

Federal Income Tax Consequences Relating to Stock Options

   Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

   If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

   Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

Votes Required

   The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for the approval of the proposed amendments to the Equity Plan.

Board Recommendation

   The Board of Directors of the Company believes that the amendments to the Equity Plan are in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendments to the Equity Plan.

                       INFORMATION CONCERNING AUDITORS

   The firm of Ernst & Young LLP, independent auditors, audited the Company's financial statements for the year ended December 31, 1996. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

              STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

   In order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than December 31, 1997. Proposals should be sent to the attention of the Secretary at the Company's offices at 71 Rogers Street, Cambridge, Massachusetts 02142.


                        ADVANCE NOTICE PROVISIONS FOR
                    STOCKHOLDER PROPOSALS AND NOMINATIONS

   The By-laws provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                           EXPENSES OF SOLICITATION

   The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                                OTHER MATTERS

   The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

   Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the President at the Company's offices at 71 Rogers Street, Cambridge, Massachusetts 02142.

   Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                                 (front of card)

                               EPIX MEDICAL, INC.
                71 Rogers Street, Cambridge, Massachusetts 02142

                PROXY FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                                  June 20, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned does hereby appoint Michael D. Webb, Jeffrey R. Lentz and William T. Whelan, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of EPIX Medical, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts on Friday, June 20, 1997 at 10:00 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                                                                See Reverse Side

                   (Continued and to be signed reverse side.)

                                 (back of card)

[X]      Please mark votes
         as in this example.

1.       Proposal to elect directors.

         Nominees:         Luke B. Evnin, Ph.D.
                           Randall B. Lauffer, Ph.D.

         [ ]      FOR all nominees            [ ]      WITHHELD for all nominees

         FOR, except vote withheld from the following nominee(s):
         [ ]
            --------------------------------------------------------------------

2. Proposal to amend the Company's 1992 Equity Incentive Plan to increase the aggregate number of shares of the Company's common stock as to which awards may be granted under such plan by 500,000 shares and to limit the number of shares of the Company's common stock that may be subject to awards granted under such plan to any individual in any fiscal year to 300,000 shares.

         [ ]      FOR               [ ]     AGAINST           [ ]      ABSTAIN

                   PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY

                                        MARK HERE FOR ADDRESS CHANGE AND
                                        NOTE AT LEFT                         [ ]

                                        Date:___________________________________



                                        Signature_______________________________


                                        Date:___________________________________


                                        ________________________________________
                                        Signature (if held jointly)

                                        Please sign exactly as name appears on
                                        stock certificate. When shares are held
                                        by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.